EXHIBIT 99.1

Lyris Announces First Quarter Fiscal 2014 Financial Results

89% of F1Q14 Revenue Was Recurring;

77% of F1Q14 Revenue From Subscriptions

EMERYVILLE, Calif., Nov. 7, 2013 (GLOBE NEWSWIRE) -- Lyris, Inc. (OTCBB:LYRI), a leading global provider of digital marketing solutions, today announced financial results for the first quarter of fiscal 2014 ended September 30, 2013.

Highlights

  Fiscal first quarter revenues were $8.2 million, down 4.9% from $8.7 million in the prior quarter and down 8.3% from $9.0 million in the same period last year.
  Recurring revenue was 89% of total revenue in the fiscal first quarter compared to 90% of total revenues in the same period a year ago and 91% of revenues in the prior quarter.
  Lyris HQ Software-as-a-Service (SaaS) revenues were 60% of total revenues in the fiscal first quarter compared to 60% in the same period a year ago and 61% of total revenues in the prior quarter.
  Fiscal first quarter gross margin was 63% compared to 58% for the same period last year.
  Fiscal first quarter loss from operations was $(0.4) million, compared to loss from operations of $(0.6) million in the same period last year.
  Fiscal first quarter net loss was $(0.5) million, or $(0.05) per diluted share, compared to net loss of $0.8 million, or $(0.08) per share, in the same period last year.
  Fiscal first quarter non-GAAP net income was $0.1 million, or $0.01 per diluted share, compared to a non-GAAP net loss of $(0.3) million, or $(0.04) per share, in the same period a year ago.
  Fiscal first quarter adjusted EBITDA was $0.5 million, compared to adjusted EBITDA of $0.1 million in the same period a year ago.
  At September 30, 2013, the Company had $1.9 million in cash. The Company also has $1.5 million available for drawdown on its $5 million loan facility with Silicon Valley Bank.

"Since I took the helm as CEO last month, I've instituted new process improvements that focus on customer value and will accelerate our sales, marketing and service delivery efforts," stated John Philpin, president and CEO of Lyris. "We have already drilled into sales execution and implemented a metrics-driven approach to feed a predictable and healthy pipeline of business. It is too early to state with confidence that an uptick in overall sales has taken hold, but we are doubling down on our efforts to enable our global teams with the tools and domain expertise required to succeed in our space."

First Quarter Fiscal 2014 Financial Results

Total revenues of the first quarter of fiscal 2014 were $8.2 million, down 4.9% from $8.7 million in the prior quarter and down 8.3% from $9.0 million in the same period last year. Total subscription revenues were $6.3 million, or 77% of total revenues, in the first quarter of fiscal 2014, compared to $7.1 million, or 79% of total revenues, in the same period in fiscal 2013. Lyris HQ SaaS revenues were $5.3 million, or 60% of total revenues, in the first quarter of fiscal 2014, down from $5.4 million, or 60% of total revenues, in the same period a year ago.

Gross profit was $5.2 million, or 63% as a percentage of total revenues, in the first quarter of fiscal 2014, compared to $5.2 million, or 58% of total revenue, in the same period in fiscal 2013.

Loss from operations was $(0.4) million, compared to loss from operations of $(0.6) million in the same period last year. Net loss was $(0.5) million, or $(0.05) per diluted share, compared to net loss of $0.8 million, or $(0.08) per share, in the same period last year.

Conference Call Information

Lyris will hold a conference call and webcast to discuss its financial results and operating activities open to all interested parties at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), November 7, 2013.

The teleconference can be accessed by calling 888-438-5525, passcode 5329799. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available on the Internet at www.lyris.com.

A replay of the call will be available through November 14, 2013, at 877-870-5176, passcode 5329799, and on the company's website at www.lyris.com.

About Lyris

Lyris, Inc. is a leading global provider of digital marketing solutions that help companies engage with customers in more meaningful ways. Lyris products and services empower marketers to design, automate, and optimize data-driven interactive marketing campaigns that facilitate superior engagement, increase conversions, and deliver measurable business value. Lyris' high-performance, secure and flexible digital marketing platforms improve marketing efficiency by providing automated digital message delivery, robust segmentation, and real-time social, mobile and interaction analytics. The Lyris solutions portfolio is comprised of both in-the-cloud and on-premises offerings, Lyris HQ and Lyris ListManager - combined with customer-focused services and support. More than 5,000 companies worldwide partner with Lyris to manage and execute sophisticated digital marketing campaigns across email, social, Web, and mobile channels.

www.lyris.com

Forward-Looking Statements

This press release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance, and that are subject to many risks and uncertainties. These forward-looking statements include material in quotations from management, including our estimate of our addressable market. Statements that include word such as "expects," "intends," "plan," "believe," "project," "estimate," "may," "should," "anticipate," "will" and similar statements identify many of our forward-looking statements.

Many factors could cause actual results to differ materially from those indicated in our forward-looking statements. For example, market acceptance of our products, potential delays in product development, product offerings by our competitors, and our ability to finance anticipated growth could affect our future results. Other risk factors that could cause actual results to differ significantly from our expectations are described in our annual and quarterly reports filed with the Securities and Exchange Commission (available at www.sec.gov). Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this press release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Non-GAAP Financial Measures

In this release we present certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

We believe the calculation of non-GAAP net income (loss), calculated without giving effect to acquisition-related amortization charges, stock-based compensation expense and certain other amounts that we do not consider to be related to our ongoing core operating performance, provides a basis to compare our operating results across periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as GAAP net income (loss) less interest, taxes, depreciation, amortization, non-cash stock compensation expense and certain other financial measures, is an indicator of our cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure, as required under SEC rules and regulations, in tables attached to this release.

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended September 30,
	2013	2012

Revenues:
Subscription revenue	$ 6,343	$ 7,128
Support and maintenance revenue	997	931
Professional services revenue	594	670
Software revenue	297	243
Total revenues	8,231	8,972
Cost of revenues:
Subscription, software and other services	2,637	3,574
Amortization of developed technology	439	229
Total cost of revenues	3,076	3,803
Gross profit	5,155	5,169
Operating expenses:
Sales & marketing	2,832	2,275
General and administrative	1,673	2,306
Research & development	1,038	1,161
Amortization of customer relationship and trade names	50	50
Total operating expenses	5,593	5,792
Loss from operations	(438)	(623)
Interest expense	(38)	(125)
Interest income	--	2
Other (expense) income, net	(7)	29
Loss from operations before income taxes	(483)	(717)
Income tax provision	10	79
Net loss	(493)	(796)
Less: income attributable to noncontrolling interest	--	20
Net loss attributable to Lyris, Inc.	$ (493)	$ (816)
Net loss per share
Basic and diluted	$ (0.05)	$ (0.08)
Weighted average shares outstanding used in calculating net income per share:
Basic and diluted	9,568	9,441

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended September 30,
	2013	2012

Net loss	$ (493)	$ (796)
Stock-based compensation expense	115	206
Amortization of intangible assets	489	279
Other (income) expense, net	7	(29)

Non-GAAP net income (loss)	$ 118	$ (340)

Net income (loss) per share
Basic and diluted	$ 0.01	$ (0.04)
Shares used to compute net income per share:
Basic and diluted	9,568	9,441

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company's business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,
	2013	2012
Net loss	$ (493)	$ (796)
Interest (income) / expense, net	38	123
Income tax (benefit) / provision	10	79
Depreciation	369	251
Amortization	489	279

Total EBITDA	413	(64)

Stock-based compensation expense	115	206
Other (income) expense, net	7	(29)

Total Adjusted EBITDA	$ 535	$ 113

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except for per share data)

	September 30,	June 30,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 1,898	$ 2,318
Accounts receivable, less allowances of $436 and $510, respectively	3,848	4,103
Prepaid expenses and other current assets	788	722
Deferred income taxes	954	942
Total current assets	7,488	8,085
Property and equipment, net	9,499	9,354
Intangible assets, net	4,967	5,014
Goodwill	9,791	9,791
Other long-term assets	667	663
TOTAL ASSETS	$ 32,412	$ 32,907

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 3,356	$ 3,458
Revolving line of credit	2,265	2,260
Capital lease obligations - short-term	835	827
Income taxes payable	187	203
Deferred revenue	3,267	3,220
Total current liabilities	9,910	9,968
Other long-term liabilities	516	436
Capital lease obligations - long-term	318	504
TOTAL LIABILITIES	10,744	10,908
Commitments and contingencies
Stockholders' equity:
Redeemable convertible Series A preferred stock; $0.01 par value per share, 2,000 shares authorized, issued and outstanding, liquidation preferrence $5,000 , as of September 30, 2013 and June 30, 2013	5,000	5,000
Common stock, $0.01 par value; 40,000 shares authorized; 9,579 shares issued and outstanding shares as of September 30, 2013 and June 30, 2013	1,415	1,415
Additional paid-in capital	268,323	268,209
Accumulated deficit	(253,102)	(252,608)
Treasury stock, at cost 11 shares held as of September 30, 2012 and June 30, 2013	(56)	(56)
Accumulated other comprehensive income	88	39
Total stockholders' equity	16,668	16,999
Noncontrolling interest	--	--
Total stockholders' equity	16,668	16,999
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 32,412	$ 32,907
CONTACT: Investor Relations Contact:
         Rich McDonald
         Director, Investor Relations
         (610) 688-3305
         rmcdonald@lyris.com